Exhibit 10.3

AGREEMENT

AGREEMENT dated this 17th day of October 2006, by and between JPG Associates, Inc. (hereinafter “JPG”), a Nevada Corporation, with offices located at 846 Glendale Road, Wilbraham, MA 01096 and John P. Greeley, President of JPG.

WHEREAS, JPG is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement an agreement regarding methods of payment of offering expenses; and

WHEREAS, such Registration Statement include in the Liquidity section, a specific discussion of JPG’s cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.

NOW, THEREFORE, it is herewith agreed as follows:

The undersigned, as President of JPG herewith agrees to defer JPG’s compensation otherwise payable to him so as to permit JPG to remain viable and further agrees to loan JPG amounts necessary to meet JPG’s expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay JPG’s costs and expenses.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when JPG has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in the Management’s Discussion and Analysis or Plan of Operations section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 17th day of October 2006.

JPG ASSOCIATES, INC.

By: /s/ John P. Greeley________

John P. Greeley, President

By: /s/ John P. Greeley___________

John P. Greeley, Individually

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